As filed with the Securities and Exchange Commission on July 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-1430478
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025, (310) 445-5700

(Address, including zip code, and telephone number, including area code, of the registrants’ principal executive offices)

Victor J. Coleman

Chief Executive Officer

11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025, (310) 445-5700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian T.H. Kleindorfer, Esq.

Brent T. Epstein, Esq.

Latham & Watkins LLP

355 South Grand Ave.

Los Angeles, California 90071

(213) 485-1234

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 15, 2025

PROSPECTUS

134,529,147 Shares

Hudson Pacific Properties, Inc.

Common Stock

This prospectus relates to the possible offer and sale of shares of common stock, $0.01 par value per share (“common stock”), of Hudson Pacific Properties, Inc. (“we,” “our,” “us” or the “Company”) held by, or issuable to, the stockholders identified herein, whom we refer to as the selling securityholders. Such shares of common stock include (i) 62,665,550 shares of common stock held by the selling securityholders and (ii) 71,863,597 shares of common stock issuable to the selling securityholders upon exercise of pre-funded warrants (“pre-funded warrants”) to purchase shares of common stock. Additional selling securityholders may be named by future prospectus supplements.

The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any of the selling securityholders will exercise their pre-funded warrants for our common stock, or that any shares of our common stock, including any shares of common stock received upon exercise of the pre-funded warrants, will be offered or sold by the selling securityholders.

We will not receive any proceeds from any sale of such shares by the selling securityholders, but we have agreed to pay certain registration expenses relating to such shares of our common stock. See “Selling Securityholders” and “Plan of Distribution.” The selling securityholders from time to time may offer and resell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus.

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common stock, including an ownership limit of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock. Our board of directors may, in its sole and absolute discretion, waive one or more of the ownership limits with respect to a particular person under certain circumstances. See “Restrictions on Ownership and Transfer” beginning on page 10 of this prospectus.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HPP.” On July 14, 2025, the last reported sale price of our common stock on the NYSE was $2.85 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Securities and Exchange Commission, under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, the selling securityholders named in this prospectus may sell shares of common stock from time to time and in one or more offerings as described in this prospectus. When the selling securityholders offer and resell shares of common stock, the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the common stock being offered and sold and the specific terms of that offering.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any common stock, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling securityholders have authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We and the securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The selling securityholders will not make an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

References to the “Company” refer to Hudson Pacific Properties, Inc., a Maryland corporation. References to “our operating partnership” or “the operating partnership” refer to Hudson Pacific Properties, L.P., a Maryland limited partnership, of which the Company is the general partner. When we refer to “we,” “our,” “us” and “our company,” we mean the Company, our operating partnership and any of our other subsidiaries, unless otherwise specified. In statements regarding qualification as a REIT, such terms refer solely to the Company. When we refer to “you,” we mean the potential holders of our common stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The Company and the operating partnership file reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, that file electronically with the Securities and Exchange Commission. The address of that web site is http://www.sec.gov.

Our web site address is www.hudsonpacificproperties.com. The information on our web site, however, is not, and shall not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the Securities and Exchange Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Securities and Exchange Commission or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Securities and Exchange Commission’s web site, as provided above.

Incorporation by Reference

The Securities and Exchange Commission’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Securities and Exchange Commission will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the Securities and Exchange Commission:

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The Annual Report on Form 10-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 25, 2025.

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The Quarterly Report on Form 10-Q of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 8, 2025.

•	The Current Reports on Form 8-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P., filed with the Securities and Exchange Commission on February 3, 2025, March 31, 2025 (other than the information furnished under Item 7.01 and Exhibit 99.1), May 16, 2025, June  11, 2025 (other than the information furnished under Item 7.01 and Exhibit 99.1), June  13, 2025, June  18, 2025, and June 30, 2025.

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The portions of the Definitive Proxy Statement on Form DEF14A of Hudson Pacific Properties, Inc., filed with the Securities and Exchange Commission on April  23, 2025, incorporated by reference in the Annual Report on Form 10-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. for the year ended December 31, 2024.

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The description of Hudson Pacific Properties, Inc.’s common stock contained in the registration statement on Form 8-A of Hudson Pacific Properties, Inc., filed with the Securities and Exchange Commission on June 21, 2010 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating the description.

All reports and other documents Hudson Pacific Properties, Inc. or Hudson Pacific Properties, L.P. subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the Securities and Exchange Commission, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Hudson Pacific Properties, Inc.

11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025

Attention: General Counsel

(310) 445-5700

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a vertically integrated real estate investment trust (“REIT”) offering end-to-end real estate solutions for dynamic tenants in the synergistic, converging and secular growth industries of tech and media. We acquire, reposition, develop and operate sustainable high-quality office and state-of-the-art studio properties in high-barrier-to-entry tech and media epicenters. Our primary investment markets include Los Angeles, the San Francisco Bay Area, Seattle, New York and Vancouver, British Columbia. We invest across the risk-return spectrum, favoring opportunities that allow us to leverage leasing, capital investment and operating expertise along with deep strategic relationships to create incremental stakeholder value.

As of March 31, 2025, our portfolio included office properties, comprising approximately 14.3 million square feet, and studio properties, comprising approximately 45 stages and 1.7 million square feet of sound stages and production-supporting office and other facilities. Our portfolio also includes land properties, comprising approximately 3.2 million square feet of undeveloped density rights for future office, studio and residential space, as well as production services assets, comprising vehicles, lighting and grip, production supplies and other equipment and the lease rights to an additional 20 sound stages.

The Company is a Maryland corporation that was formed on November 9, 2009, and has elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2010. The Company believes that it has operated in a manner that has allowed it to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and intends to continue operating in such a manner. The Company conducts substantially all of its business through the operating partnership, of which it serves as the sole general partner.

Our principal executive offices are located at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025, and our telephone number is (310) 445-5700. Our web site address is www.hudsonpacificproperties.com. The information on, or otherwise accessible through, our web site does not constitute a part of this prospectus.

RISK FACTORS

Investment in the common stock offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before acquiring any of such common stock, you should carefully consider the risk factors incorporated by reference into the most recent Annual Report on Form 10-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P., and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by any subsequent filings under the Exchange Act, as well as the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered common stock. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, business, financial condition, results of operations or cash flow of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. could be seriously harmed. This could cause the trading price of the offered common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in the most recent Annual Report on Form 10-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the holders of common stock and pre-funded warrants named in the section entitled “Selling Securityholders.” We will not receive any of the proceeds from the resale of shares of our common stock from time to time by such selling securityholders.

The selling securityholders will pay any underwriting, brokerage or similar fees or discounts or selling commissions. We have agreed, however, to pay certain expenses relating to the registration of the shares of our common stock under applicable securities laws.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes certain general terms and provisions of the Company’s common stock to which any prospectus supplement may relate and will apply to the common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. For a more detailed description of the Company’s common stock, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and the Company’s charter and bylaws.

The Company’s charter provides that the Company may issue up to 722,400,000 shares of common stock, $0.01 par value per share, or common stock, and 18,400,000 shares of preferred stock, all of which are classified as 4.750% series C cumulative redeemable preferred stock, $0.01 par value per share, or the series C preferred stock. The Company’s charter authorizes its board of directors, with the approval of a majority of the entire board and without any action by the Company’s stockholders, to amend the Company’s charter to increase or decrease the aggregate number of shares of stock or, subject to the rights of holders of the series C preferred stock, and any other class or series of the Company’s stock, the number of shares of stock of any class or series that the Company has the authority to issue. As of July 10, 2025, 379,150,864 shares of the Company’s common stock were issued and outstanding and 17,000,000 shares of the Company’s series C preferred stock were issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for the Company’s debts or obligations solely as a result of their status as stockholders.

All of the shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of holders of series C preferred stock and any other class or series of the Company’s stock that may be issued in the future, and to the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock, holders of shares of the Company’s common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by the Company’s board of directors out of funds legally available therefor and declared by the Company, and to share ratably in the Company’s assets legally available for distribution to the Company’s stockholders in the event of the Company’s liquidation, dissolution or winding up, after payment or establishment of reserves for all known debts and liabilities of the Company.

Subject to the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock and except as may otherwise be specified in the terms of any other class or series of the Company’s stock, including the Company’s series C preferred stock, each outstanding share of the Company’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and the holders of shares of the Company’s common stock will possess the exclusive voting power. There is no cumulative voting in the election of the Company’s directors. In uncontested elections, directors are elected by the affirmative vote of a majority of all the votes cast “for” and “against” each director nominee. In contested elections, directors are elected by a plurality of the votes cast. See “Material Provisions of Maryland Law and of The Company’s Charter and Bylaws—The Company’s Board of Directors.”

Holders of shares of the Company’s common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any securities of the Company. The Company’s stockholders generally have no appraisal rights unless the Company’s board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of the Company’s common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock, holders of shares of the Company’s common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another type of entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Company’s charter provides for the approval of these matters by a majority of the votes entitled to be cast on the matter, except for the limited rights of holders of series C preferred stock described below under the heading “Description of Preferred Stock—Series C Preferred Stock” to approve certain amendments to the Company’s charter, and except that the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast is required to remove a director or to amend the removal provisions of the Company’s charter or the vote required to amend such provisions. Holders of outstanding shares of series C preferred stock and the holders of all outstanding shares of any other similarly-affected class or series of parity preferred stock upon which like voting rights have been conferred, voting together as a single class, have the exclusive right to vote on any amendment to the Company’s charter on which holders of the Company’s series C preferred stock are entitled to vote and that would alter only the contract rights, as expressly set forth in the Company’s charter, of the series C preferred stock and any such other class or series of parity preferred stock, and the holders of any other class or series of the Company’s stock, including the Company’s common stock, will not be entitled to vote on such an amendment. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because the Company’s operating assets may be held by our operating partnership or its wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of such assets without the approval of the Company’s stockholders.

The Company’s charter authorizes the Company’s board of directors to reclassify any unissued shares of the Company’s common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the rights of holders of any class or series of the Company’s stock and the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock

We believe that the power of the Company’s board of directors to amend the Company’s charter to increase or decrease the aggregate number of authorized shares of common stock, to authorize the Company to issue additional authorized but unissued shares of the Company’s common stock and to classify or reclassify unissued shares of the Company’s common stock and thereafter to cause the Company to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Subject to the rights of holders of series C preferred stock to approve the classification or issuance of shares, or increase in the number of authorized shares, of a class or series of the Company’s stock ranking senior to the series C preferred stock, the additional classes or series of common stock, as well as the additional authorized shares of common stock, will be available for issuance without further action by the Company’s stockholders unless such action is required by the terms of any class or series of the Company’s stock that may be issued in the future or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded. Although the Company’s board of directors does not currently intend to do so, it could authorize the Company to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s common stock or that the Company’s common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of The Company’s Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and the Company’s Charter and Bylaws.”

Restrictions on Ownership and Transfer

To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, the Company’s charter contains certain restrictions relating to the ownership and transfer of the Company’s common stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s shares of common stock is Computershare Trust Company, N.A.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of the Company’s stock sets forth certain general terms and provisions of the Company’s charter documents to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s charter documents, as amended and supplemented from time to time, including any articles supplementary relating to any class or series of preferred stock offered and sold pursuant to this prospectus. Copies of the Company’s existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Any amendment or supplement to the Company’s charter documents relating to an issuance of securities pursuant to this prospectus shall be filed with the Securities and Exchange Commission and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference.”

In order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, the Company’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of the Company’s stock (after taking into account certain options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

The Company’s charter contains restrictions on the ownership and transfer of the Company’s common stock and capital stock that are intended to assist the Company in complying with these requirements and continuing to qualify as a REIT. The relevant sections of the Company’s charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Company’s common stock or series C preferred stock, excluding any shares of common stock that are not treated as outstanding for U.S. federal income tax purposes, or more than 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of the Company’s capital stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of the Company’s stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of the Company’s stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the Company’s common stock (or the acquisition of an interest in an entity that owns, actually or constructively, the Company’s common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares (whichever is more restrictive) of the Company’s outstanding common stock, and thereby violate the applicable ownership limit.

The Company’s board of directors may, in its sole and absolute discretion, prospectively or retroactively, waive one or more of the ownership limits with respect to a particular person if, among other limitations, it:

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determines that such waiver will not cause any individual (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) to own, actually or beneficially, more than 9.8% in value of the aggregate of the outstanding shares of all classes or series of the Company’s capital stock; and

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determines that, subject to certain exceptions, such person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause the Company to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of such waiver, the Company’s board of directors may require an opinion of counsel or IRS ruling satisfactory to the Company’s board of directors in its sole and absolute discretion in order to determine or ensure the Company’s status as a REIT or such representations and/or undertakings as are reasonably necessary to make the determinations above. The Company’s board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an ownership limit or at any other time, the Company’s board of directors may increase or decrease one or more of the ownership limits, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of the Company’s stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of the Company’s stock equals or falls below the decreased ownership limit, although any further acquisition of the Company’s stock will violate the decreased ownership limit. The Company’s board of directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of the Company’s outstanding stock or could cause the Company to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Company to fail to qualify as a REIT.

The Company’s charter further prohibits:

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any person from actually, beneficially or constructively owning shares of the Company’s capital stock that could result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Company to fail to qualify as a REIT; and

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any person from transferring shares of the Company’s capital stock if such transfer would result in shares of the Company’s capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of the Company’s stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of the Company’s stock described above must give written notice immediately to the Company or, in the case of a proposed or attempted transaction, provide the Company at least 15 days prior notice, and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s status as a REIT.

The ownership limits and other restrictions on ownership and transfer of the Company’s stock described above will not apply if the Company’s board of directors determines that it is no longer in the Company’s best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance with one or more of the restrictions or limitations on ownership and transfer of the Company’s stock is no longer required in order for the Company to qualify as a REIT.

Pursuant to the Company’s charter, if any purported transfer of the Company’s stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by the Company’s board of directors, or could result in the Company being “closely held” within the meaning of

Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by the Company. The prohibited owner will have no rights in shares of the Company’s stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to the Company’s discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Company being “closely held” (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of the Company’s stock would result in shares of the Company’s stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of the Company’s stock transferred to the trustee are deemed offered for sale to the Company, or the Company’s designee, at a price per share equal to the lesser of (1) the price per share paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last sale price reported on the NYSE on the date the Company, or the Company’s designee, accepts such offer. The Company must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. The Company will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. The Company has the right to accept such offer until the trustee has sold the shares of the stock of the Company held in the trust. Upon a sale to the Company, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock must be paid to the charitable beneficiary.

If the Company does not buy the shares, the trustee must, within 20 days of receiving notice from the Company of the transfer of shares to the trust, sell the shares to a person or persons, designated by the trustee, who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of the Company’s stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sale price reported on the NYSE on the day of the event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by the Company that shares of its stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand.

The trustee will be designated by the Company and will be unaffiliated with the Company and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by the Company with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to the Company’s discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if the Company has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If the Company’s board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of the Company’s stock set forth in the Company’s charter, the Company’s board of directors or such committee may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the Company to redeem shares of stock, refusing to give effect to the transfer on the Company’s books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of the Company’s stock, within 30 days after the end of each taxable year, must give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of the Company’s stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide the Company with any additional information that the Company may request in order to determine the effect, if any, of the person’s actual or beneficial ownership on the Company’s status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual, beneficial or constructive owner of shares of the Company’s stock and any person (including the stockholder of record) who is holding shares of the Company’s stock for an actual, beneficial or constructive owner must, on request, disclose to the Company such information as the Company may request in good faith in order to determine the Company’s status as a REIT and comply with requirements of any taxing authority or governmental authority or determine such compliance.

Any certificates representing shares of the Company’s stock will bear a legend referring to the restrictions on ownership and transfer of the Company’s stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s stock that the Company’s stockholders otherwise believe to be in their best interest.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF HUDSON PACIFIC PROPERTIES, L.P.

We have summarized the material terms and provisions of the Fifth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us,” “our company” and the “general partner” refer to Hudson Pacific Properties, Inc. in its capacity as the general partner of our operating partnership.

General

All of the Company’s assets are held by, and substantially all of the Company’s operations are conducted through, our operating partnership, either directly or through subsidiaries. The Company is the general partner of our operating partnership, and, as of March 31, 2025, the Company owns approximately 93.5% of the ownership interest in our operating partnership (including unvested restricted units).

Certain persons who contributed interests in properties and/or other assets pursuant to the formation transactions related to the Company’s initial public offering received common units of partnership interest in our operating partnership or 6.25% Series A Cumulative Redeemable Convertible Partnership Units of partnership interest in our operating partnership, which we refer to as common units and series A preferred units, respectively. Holders of common units are generally entitled to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to their respective percentage interests of common units if and to the extent authorized by us and subject to the preferential rights of holders of outstanding preferred units, including series A preferred units and 4.750% Series C Cumulative Redeemable Preferred Units of partnership interest in our operating partnership, which we refer to as series C preferred units. Series A preferred units rank senior to any other partnership interest and holders of series A units are entitled to receive preferential cash distributions, a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our operating partnership (but only to the extent consistent with a liquidation in accordance with positive capital account balances), as well as certain conversion and redemption rights as described below in “—Material Terms of Our Operating Partnership’s Series A Preferred Units.” Series C preferred units rank junior to the series A preferred units and senior to the common units and, subject to the rights of holders of series A preferred units, holders of series C preferred units are entitled to receive preferential cash distributions and a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our operating partnership that are substantially similar to those of the series C preferred stock (but, in the case of distributions upon the liquidation, dissolution or winding up of the affairs of our operating partnership, only to the extent consistent with a liquidation in accordance with positive capital account balances). Series C preferred units are also subject to redemption by our operating partnership in connection with our reacquisition of shares of series C preferred stock. See “Description of Preferred Stock—Series C Preferred Stock.” Our operating partnership is also authorized to issue classes of partnership units designated as LTIP units and performance units, respectively, each having the terms described below. The units of partnership interest in our operating partnership of any class or series are not listed on any exchange or quoted on any national market system.

Provisions in the partnership agreement could discourage third parties from making proposals involving an unsolicited acquisition of the Company or change of control of the Company, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating partnership without the concurrence of the Company’s board of directors. These provisions include, among others:

•	redemption rights of qualifying parties;

•	transfer restrictions on units, including the Company’s common units;

•

the Company’s ability, as general partner, in some cases, to amend the partnership agreement and to cause the partnership to issue preferred units with terms that the Company, in the Company’s capacity as the general partner of our operating partnership, may determine, without the consent of the limited partners;

•	the right of the limited partners to consent to transfers of the Company’s general partnership interest and mergers under specified circumstances; and

•

restrictions on debt levels and equity requirements pursuant to the terms of the operating partnership’s series A preferred units, as well as required distributions to holders of series A preferred units of our operating partnership, following certain changes of control of the Company.

Purposes, Business and Management

The purpose of our operating partnership includes the conduct of any business, enterprise or activity permitted by or under the Maryland Revised Uniform Limited Partnership Act. Our operating partnership may enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity. However, our operating partnership may not, without the Company’s consent, take, or refrain from taking, any action that, in the Company’s judgment, in the Company’s sole and absolute discretion:

•	could adversely affect the Company’s ability to continue to qualify as a REIT;

•	could subject the Company to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code; or

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us, the Company’s securities or our operating partnership.

In general, the Company’s board of directors manages the business and affairs of our operating partnership by directing the Company’s business and affairs, in the Company’s capacity as the general partner of our operating partnership.

Except as otherwise expressly provided in the partnership agreement, all management powers over the business and affairs of our operating partnership are exclusively vested in the Company, in the Company’s capacity as the general partner of our operating partnership. The general partner may not be removed by the partners, with or without cause, except with the general partner’s consent. Except in connection with certain transactions involving the general partner discussed in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions of the General Partner” and “—Material Terms of Our Operating Partnership’s Series A Preferred Units—Voting and Consent Rights,” the general partner may authorize our operating partnership to dispose of any, all or substantially all of the assets (including the goodwill) of our operating partnership or merge, consolidate, reorganize or otherwise combine with or into another entity. With limited exceptions, the general partner is authorized to execute, deliver and perform agreements and transactions on behalf of our operating partnership without any further act, approval or vote of the limited partners.

Restrictions on General Partner’s Authority

The general partner may not take any action in contravention of the partnership agreement. The general partner may not, without the prior consent of a majority in interest of the partners (including the Company), undertake any actions on behalf of our operating partnership, or enter into any transaction, that would have the effect of amending, modifying or terminating the partnership agreement, except as provided in the partnership agreement. The general partner may not, without the prior consent of a majority in interest of the limited partners holding common units (excluding the Company and any limited partner a majority of whose equity is owned, directly or indirectly, by the Company), transfer all or any portion of its interest in our operating partnership, withdraw as the general partner of our operating partnership or admit into our operating partnership any successor general partners, subject to the exceptions discussed in “—Transfers and Withdrawals—Restrictions on Transfers by General Partner.”

In addition, the general partner may not amend the partnership agreement or take any action on behalf of our operating partnership, without the prior consent of each partner adversely affected by such amendment or action, if such amendment or action would:

•	convert a limited partner interest into a general partner interest;

•	modify the limited liability of a limited partner;

•

alter the rights of any limited partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the partnership agreement, except in connection with the creation and issuance of any class or series of units, or the modification of the terms thereof, to the extent permitted by the partnership agreement;

•	alter or modify the redemption rights or conversion rights of limited partners and certain qualifying assignees or the related definitions;

•	alter the restrictions on the general partner’s ability to transfer all or any portion of its interest in our operating partnership or voluntarily withdraw as the general partner;

•

enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the general partner or our operating partnership from performing its obligations in connection with the redemption of units or any limited partner from exercising its redemption or conversion rights under the partnership agreement;

•

remove, alter or amend certain provisions of the partnership agreement related to the requirements for the Company to qualify as a REIT or permitting the Company to avoid paying tax under Code Sections 857 or 4981;

•	reduce any limited partners’ rights to indemnification;

•	create any liability of the limited partners not already provided in the partnership agreement; or

•	amend the provisions of the partnership agreement requiring the consent of each affected partner before taking any of the actions described above.

Additional Limited Partners

Subject to the rights of limited partners holding series A preferred units, the general partner may cause our operating partnership to issue additional units from time to time, on terms and conditions and for such capital contributions as may be established by the general partner in its sole and absolute discretion. The net capital contribution need not be equal for all limited partners. No person may be admitted as an additional limited partner without the general partner’s consent, which consent may be given or withheld in its sole and absolute discretion.

Subject to the rights of the limited partners holding series A preferred units, any additional units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as the general partner shall determine, in its sole and absolute discretion without the approval of any limited partner or any other person.

Ability to Engage in Other Businesses; Conflicts of Interest

The Company may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business of our operating partnership, the Company’s operation as a reporting company with a class or classes of securities registered under the Exchange Act, the Company’s operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests related to the partnership or its assets or activities or the Company’s activities in its capacity as general partner, financing or refinancing of any type related to our operating partnership or its assets or activities, and such activities as are incidental to those activities discussed above. The Company may, however, in its sole and absolute discretion, from time to time hold or acquire assets in the Company’s own name or otherwise other than through our operating partnership so long as the Company takes commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating partnership.

Distributions

The Company is required to cause our operating partnership to distribute quarterly, or on a more or less frequent basis as the Company may determine, all, or such portion as the Company may in the Company’s sole and absolute discretion determine, of the available cash (as such term is defined in the partnership agreement) generated by our operating partnership during such quarter to the Company and the limited partners:

•

first, with respect to the series A preferred units, series C preferred units and any other units that are entitled to any preference in distribution, in accordance with the rights of such class or classes of units, and, within such class or classes, among the holders of such units, pro rata in proportion to their respective percentage interests; and

•

second, with respect to any units that are not entitled to any preference in distribution, including common units and, except as may be provided in any incentive award plan or any applicable award agreement, the LTIP units and performance units, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests.

The Company’s Liability

The Company, as general partner of our operating partnership, is ultimately liable for all general recourse obligations of our operating partnership to the extent not paid by our operating partnership. The Company is not liable for the nonrecourse obligations of our operating partnership.

Exculpation and Indemnification

The partnership agreement generally provides that the Company, as general partner, and any of the Company’s respective directors or officers will incur no liability to our operating partnership, or any limited partner or assignee, for losses sustained or liabilities incurred or benefits not derived as a result of errors in judgment, mistakes of fact or law or any acts or omissions if the Company or such officer or director acted in good faith. The partnership agreement also provides that the Company will not be liable to our operating partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by our operating partnership or any limited partner, except for liability for the Company’s intentional harm or gross negligence. In addition, the Company, as general partner, is not responsible to the partnership for any misconduct or negligence on the part of the Company’s employees or agents, provided the Company appointed such employees or agents in good faith. The Company, as general partner, may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action the Company takes or omits to take in reliance upon the opinion of such persons, as to matters which the Company, as general partner, reasonably believes to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The partnership agreement also provides for the indemnification of us, as general partner, and the Company’s directors, officers and employees, officers and employees of our operating partnership and such other persons as the Company, as general partner, may from time to time designate from and against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings that relate to the operations of our operating partnership, provided that such person will not be indemnified for (i) any act or omission of such person that was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) in the case of any criminal proceeding, any act or omission that such person had reason to believe was unlawful, or (iii) any transaction for which such person actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of the partnership agreement. Our operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification (other than an action to enforce such person’s right to indemnification under the partnership agreement) without the Company’s approval or if the person is found to be liable to our operating partnership on any portion of any claim in the action.

The partnership agreement also provides for the indemnification of each of the limited partners of our operating partnership, their affiliates and each of their respective directors, officers, stockholders and any other individual acting on its or their behalf, from and against any costs incurred by such person resulting from any litigation or other proceeding in which any limited partner is named as a defendant or any claim threatened or asserted against any limited partner that relates to the operations of our operating partnership or any obligation assumed by our operating partnership, unless such costs are the result of intentional harm or gross negligence on the part of, or a breach of partnership agreement by, such limited partner.

Sales of Partnership Assets; Mergers; Consolidations

Under the partnership agreement, the general partner generally has the authority to cause our operating partnership to sell all or substantially all of the assets of our operating partnership or to merge, consolidate or otherwise combine its assets with another entity, without the consent or approval of any limited partner, subject to certain limitations described below. However, in connection with the acquisition of properties from persons to whom the general partner issued units as part of the purchase price, in order to preserve such persons’ tax deferral, the general partner may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Limited Partners

After 14 months of becoming a holder of common units, each limited partner and some assignees have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the common units held by such party in exchange for a cash amount per common unit equal to the value of one share of the Company’s common stock, as determined in accordance with, and subject to adjustment as provided in, the partnership agreement. Our operating partnership’s obligation to effect a redemption, however, will not arise or be binding against our operating partnership unless and until the Company, as general partner, declines or fails to exercise the Company’s prior and independent right to acquire such common units in exchange for common stock.

On or before the close of business on the fifth business day after a limited partner gives the Company notice of redemption with respect to common units, the Company may, in the Company’s sole and absolute discretion but subject to the restrictions on ownership and transfer of the Company’s stock discussed in “Restrictions on Ownership and Transfer,” acquire some or all of the tendered common units from the tendering party in exchange for shares of common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the partnership agreement. The partnership agreement does not obligate the Company to register, qualify or list any common stock issued in exchange for common units with the Securities and Exchange Commission, with any state securities commissioner, department or agency, or with any stock exchange. Common stock issued in exchange for common units pursuant to the partnership agreement may contain legends regarding restrictions under the Securities Act of 1933, as amended, or the Securities Act, and applicable state securities laws as the Company in good faith determines to be necessary or advisable in order to ensure compliance with securities laws.

Our operating partnership is required to redeem series C preferred units from the Company in connection with any redemption by the Company of shares of series C preferred stock. See “Description of Preferred Stock—Series C Preferred Stock.”

The partnership agreement also provides redemption rights with respect to the Company’s series A preferred units as described below in “—Material Terms of Our Operating Partnership’s Series A Preferred Units.”

Transfers and Withdrawals

The partnership agreement restricts the transferability of units. Any transfer or purported transfer of a unit not made in accordance with the partnership agreement will be void.

Restrictions on Transfer by Limited Partners

Until the expiration of 14 months from the date on which a limited partner first acquired units, such limited partner generally may not, without the Company’s consent, directly or indirectly transfer all or any portion of its units to any transferee, except for certain permitted transfers to certain affiliates, family members and charities, transfers by a person who was a limited partner upon the completion of the Company’s initial public offering to its stockholders, members, partners or beneficiaries and certain pledges of units to lending institutions in connection with bona fide loans.

In addition, except in the case of permitted transfers, the Company has a right of first refusal with respect to any proposed transfers by other limited partners, exercisable within ten business days of notice of the transfer and a description of the proposed consideration to be paid for our operating partnership units.

Restrictions on Transfers by General Partner

The Company, as general partner, may not transfer any of the Company’s units or other partnership interest, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, unless:

•

the Company transfers its units in a merger, consolidation or other combination of the Company’s assets with another entity, a sale of all or substantially all of the Company’s assets or a reclassification, recapitalization or change in any outstanding shares of the Company’s stock described below in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions of the General Partner” or the Company receives the prior consent of a majority in interest of the limited partners holding common units (excluding the Company and any limited partner whose equity is owned, directly or indirectly, by the Company);

•	the transferee is admitted as a general partner pursuant to the terms of the partnership agreement;

•

the transferee assumes, by operation of law or express agreement, all of the obligations of the general partner under the partnership agreement with respect to such transferred partnership interest; and

•

the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of the partnership agreement with respect to the partnership interest so acquired and the admission of such transferee as the general partner.

Withdrawal of Partners

The Company may not voluntarily withdraw as a general partner of our operating partnership without the consent of a majority in interest of the limited partners holding common units (excluding the Company and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company) other than upon the transfer of the Company’s entire interest in our operating partnership and the admission of the Company’s successor as a general partner of our operating partnership. A limited partner of our operating partnership may withdraw from our operating partnership only as a result of a transfer of the limited partner’s entire interest in our operating partnership in accordance with the partnership agreement and the admission of the limited partner’s successor as a limited partner of our operating partnership or as a result of the redemption or acquisition by the Company of the limited partner’s entire interest in our operating partnership.

Restrictions on Mergers, Sales, Transfers and Other Significant Transactions of the General Partner

The Company may not merge, consolidate or otherwise combine the Company’s assets with another entity, or sell all or substantially all of the Company’s assets not in the ordinary course of the Company’s business, or reclassify, recapitalize or change the terms of the Company’s outstanding common equity interests (other than in connection with a stock split, reverse stock split, stock dividend, change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of the Company’s stockholders), unless:

•

such event has been approved by the consent of a majority in interest of the partners, including the Company, and all limited partners holding common units will receive, or will have the right to elect to receive, for each common unit, consideration that is equivalent to the greatest amount of cash, securities or other property received by a holder of one share of the Company’s common stock; and, if such event occurs in connection with a purchase, tender or exchange offer, each holder of common units has the right to receive, or elect to receive, the greatest amount of cash, securities or other property that such holder of units would have received had it exercised its right to redemption pursuant to the partnership agreement and received shares of the Company’s common stock in exchange for its units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•

substantially all of the assets of our operating partnership are to be owned directly or indirectly by a surviving entity in which the limited partners holding common units will hold a percentage interest based on the relative fair market value of the net assets of our operating partnership and the other net assets of such entity, which interest will be on terms that are at least as favorable as the terms of the common units and will include a right to redeem interests in such entity for the consideration described in the preceding bullet, cash on similar terms as those with respect to the common units or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.

Material Terms of Our Operating Partnership’s Series A Preferred Units

The following is a discussion of certain of the rights, privileges and preferences of the series A preferred units.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our operating partnership, holders of series A preferred units will be entitled to receive and be paid in cash an amount equal to $25.00 per preferred unit plus any accrued and unpaid distributions before any distribution or payment may be made with respect to any other series or class of partnership interest ranking junior to the series A preferred units (but only to the extent consistent with a liquidation in accordance with positive capital account balances).

Distributions

Holders of series A preferred units are entitled to receive, when, as and if declared by our operating partnership, out of available cash, cumulative preferential cash distributions in an amount equal to 6.25% per annum of the $25.00 liquidation preference per unit from the date of issuance of such unit, payable quarterly in arrears on or before the last calendar day of March, June, September and December of each year. Distributions that are due but unpaid will accumulate and compound quarterly. If any such preferential distribution payments for any past quarterly period are in arrears, no distributions may be authorized or paid on any other series or class of partnership interest ranking junior to the series A preferred units, nor shall any other series or class of partnership interests ranking junior to the series A preferred units be redeemed, purchased or acquired by our operating partnership or us, except for:

•

a redemption of common units from the Company in connection with a redemption or repurchase by the Company of common stock for cash pursuant to the restrictions on ownership and transfer of the Company’s stock described in “Restrictions on Ownership and Transfer” or a redemption of preferred units from the Company in connection with a redemption or repurchase by the Company of outstanding preferred stock for cash;

•	the acquisition by the Company of common units tendered for redemption with shares of the Company’s common stock; or

•	the conversion into or exchange for shares of the Company’s common stock or units ranking junior to the series A preferred units with no cash distributed.

Redemption Rights

Each limited partner holding series A preferred units and certain assignees have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of their series A preferred units in exchange for a cash redemption price equal to $25.00 per unit plus any accrued distributions that have not been paid on or prior to the redemption date. Our operating partnership’s obligation to effect a redemption, however, will not arise or be binding against our operating partnership unless and until the Company, as general partner, declines or fails to exercise the Company’s prior and independent right to acquire such preferred units in exchange for shares of the Company’s common stock that are issued under an effective registration statement under the Securities Act.

Conversion Rights

Each limited partner holding series A preferred units and certain assignees have the right, subject to the terms and conditions set forth in the partnership agreement, to convert all or any portion of their series A preferred units into a number of common units with a value equal to the aggregate redemption price of the series A preferred units tendered for conversion, the value of such common units to be based on the ten-day trailing average closing price of the Company’s common stock calculated as of the business day immediately prior to the date of redemption. Any such conversion of series A preferred units will be deemed to have been made at the close of business on the date that the Company, as general partner, receives notice of conversion.

In the event of a recapitalization, reclassification or change of outstanding common units (other than a subdivision or combination of outstanding common units), a merger, sale or other business combination of our operating partnership, a sale, conveyance or lease to another or entity of all or substantially all of our operating partnership’s property and assets (other than to one or more of our subsidiaries) or an exchange of substantially all of the outstanding common units for securities of another entity, in each case in which holders of common units are entitled to receive securities, other property or assets with respect to or in exchange for their common units, qualifying holders of series A preferred units will thereafter be entitled to convert their series A preferred units into the kind and amount of securities or other consideration that such holder would have owned or been entitled to receive upon such a business combination if such holder had converted its series A preferred units into common units immediately before the business combination.

Voting and Consent Rights

Generally, the series A preferred units are entitled to limited voting rights and in most cases vote on an as-converted basis with the holders of common units on any matter on which all limited partners are entitled to vote. However, so long as any series A preferred units remain outstanding, the consent of the limited partners holding a majority in interest of series A preferred units other than any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company will be required to:

•

authorize, designate or issue any class or series of partnership interests ranking pari passu with or senior to the series A preferred units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of our operating partnership;

•	increase the authorized or issued amount of series A preferred units;

•

amend, alter or repeal the terms of the series A preferred units, whether by merger, consolidation, transfer or conveyance of all or substantially all of our operating partnership’s assets or otherwise, so as to materially and adversely affect any right, preference or privilege of the series A preferred units, except that, so long as the series A preferred units remain outstanding following any such merger, consolidation, transfer or conveyance of all or substantially all of our operating partnership’s assets with the terms thereof materially unchanged, taking into account that, upon the occurrence of such an event, our operating partnership may not be the surviving entity and the surviving entity may not be a limited partnership, the occurrence of such an event will not be deemed to materially and adversely affect the rights, preferences or privileges of the series A preferred units and, in such case, no consent of limited partners holding series A preferred units would be required; or

•

except as discussed below under “—General Partner Fundamental Change,” effect a “fundamental change,” which is generally defined as a merger, consolidation or other combination of the Company’s assets with another entity, a sale of all or substantially all of the Company’s assets not in the ordinary course of the Company’s business, a reclassification, recapitalization or change in the terms of the Company’s outstanding common equity interests (other than in connection with a stock split, reverse stock split, stock dividend, change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of the Company’s stockholders), as a result of which the Company’s stock ceases to be publicly traded or common units cease to be exchangeable (at the Company’s option) for publicly traded shares of the Company’s stock.

General Partner Fundamental Change

Without the approval of limited partners holding a majority in interest of the series A preferred units, the Company may not engage in a “fundamental change,” unless upon consummation of such a fundamental change transaction the partnership agreement or other organizational documents of any successor to our operating partnership will contain certain provisions requiring:

•	our operating partnership or such successor to make minimum tax distributions to holders of the Company’s series A preferred units;

•

the Company or its successor to continue to own an aggregate of at least 33% of the equity in our operating partnership through the ownership of equity interests which are subordinate to our operating partnership’s series A preferred units; and

•

our operating partnership or such successor to refrain from incurring additional indebtedness if its ratio of total indebtedness to gross asset value exceeds 50%, or allow this leverage ratio to exceed 60%, so long as series A preferred units remain outstanding.

In connection with any fundamental change transaction, our operating partnership has the right to redeem all or any portion of the then outstanding series A preferred units for cash per unit equal to the redemption price.

LTIP Units

Our operating partnership is authorized to issue a class of units of partnership interest designated as “LTIP units.” We may cause our operating partnership to issue LTIP units, in one or more classes or series, with such terms as we may determine, to persons who provide services to or for the benefit of our operating partnership, for such consideration or for no consideration, and we may admit such persons as limited partners of our operating partnership, without the approval or consent of any limited partner. LTIP units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the LTIP units.

Distributions

Holders of LTIP units shall be entitled to receive distributions in an amount per LTIP unit equal to the amount that would have been payable if such LTIP unit had been a common unit, except that distributions payable to the holders of LTIP units upon the liquidation, dissolution or winding up of our operating partnership may not exceed the positive capital account balances attributable to the LTIP units.

Conversion Rights

Vested LTIP units are convertible at the option of each limited partner and some assignees of limited partners (in each case, that hold vested LTIP units) into common units, and we may also cause our operating partnership to convert vested LTIP units eligible for conversion into an equal number of common units, in each case subject to certain limitations.

If we are or our operating partnership is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause our operating partnership to convert any vested LTIP units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Our operating partnership must use commercially reasonable efforts to cause each limited partner (other than a party to such a transaction or an affiliate of such a party) holding LTIP units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.

Transfer

Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP units, LTIP units are transferable to the same extent as common units, as described above in “—Transfers and Withdrawals.”

Voting Rights

Limited partners holding LTIP units are entitled to vote together as a class with limited partners holding common units and performance units on all matters on which limited partners holding common units are entitled to vote or consent, and may cast one vote for each LTIP unit so held.

Adjustment of LTIP Units

If our operating partnership takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, we must adjust the number of outstanding LTIP units or subdivide or combine outstanding LTIP units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP units.

Performance Units

Our operating partnership is authorized to issue a class of units of partnership interest designated as “performance units.” We may cause our operating partnership to issue performance units in one or more classes or series, with such terms as we may determine, to persons who provide services to or for the benefit of our operating partnership, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as limited partners of our operating partnership, without the approval or consent of any limited partner. Performance units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the performance units.

Distributions

Holders of vested performance units shall be entitled to receive distributions in an amount per performance unit equal to the amount that would have been payable if such performance unit had been a common unit and holders of unvested performance units shall be entitled to receive distributions in an amount per performance unit equal to the product of the distribution made to the holders of common units per common unit multiplied by 10%, except that distributions payable to the holders of performance units upon the liquidation, dissolution or winding up of our operating partnership may not exceed the positive capital account balances attributable to the performance units.

Conversion Rights

Vested performance units are convertible at the option of each limited partner and some assignees of limited partners (in each case, that hold vested performance units) into common units, and we may also cause our operating partnership to convert vested performance units eligible for conversion into an equal number of common units, in each case subject to certain limitations.

If we are or our operating partnership is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause our operating partnership to convert any vested performance units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Our operating partnership must use commercially reasonable efforts to cause each limited partner (other than a party to such a transaction or an affiliate of such a party) holding performance units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.

Transfer

Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of performance units, performance units are transferable to the same extent as common units, as described above in “—Transfers and Withdrawals.”

Voting Rights

Limited partners holding performance units are entitled to vote together as a class with limited partners holding common units and LTIP units on all matters on which limited partners holding common units are entitled to vote or consent, and may cast one vote for each performance units so held.

Adjustment of Performance Units

If our operating partnership takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, we must adjust the number of outstanding performance units or subdivide or combine outstanding performance units to maintain a one-for-one conversion ratio and economic equivalence between common units and performance units.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF THE COMPANY’S CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and the Company’s charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Company’s charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference.”

The Company’s Board of Directors

The Company’s charter and bylaws provide that the number of directors of the Company may be established, increased or decreased only by a majority of the Company’s entire board of directors but may not be fewer than the minimum number required under the MGCL nor, unless the Company’s bylaws are amended, more than 15.

At each annual meeting of the Company’s stockholders, the stockholders will elect each of the Company’s directors to serve until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of shares of the Company’s common stock will have no right to cumulative voting in the election of directors. In uncontested elections, directors are elected by the affirmative vote of a majority of all the votes cast “for” and “against” each director nominee. In contested elections, directors are elected by a plurality of the votes cast. An election will be considered to be contested if the Company’s secretary has received notice that a stockholder has nominated or proposes to nominate one or more persons for election as a director, which notice complies or purports to comply with the requirements for advance notice of stockholder nominations set forth in the Company’s bylaws, and the nomination or proposed nomination has not been withdrawn at least 14 days prior to the date that the Company’s proxy statement with respect to the meeting at which such nomination or proposed nomination would be made is first released to stockholders and would thereby cause the number of nominees and proposed nominees to exceed the number of directors to be elected at the meeting, irrespective of whether such notice complies with the requirements for advance notice of stockholder nominations set forth in the Company’s bylaws or such nomination or proposed nomination is thereafter withdrawn by such stockholder.

The Company has elected by a provision of its charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of the Company’s stock, vacancies on the Company’s board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Removal of Directors

The Company’s charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in the Company’s charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of the Company’s board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, the Company’s board of directors has by resolution exempted from the business combination provisions of the MGCL, and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to, business combinations between the Company and any interested stockholder that have been approved by the Company’s board, including a majority of the Company’s directors who are not affiliated with the interested stockholder, unless the Company’s board in the future alters or repeals this resolution. As a result, anyone who is or later becomes an interested stockholder may be able to enter into business combinations with the Company without compliance by the Company with the five-year moratorium, supermajority vote requirements and the other provisions of the statute.

The Company cannot assure you that its board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, but excluding shares held (or entitled to be voted) by: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Company’s bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of the Company’s stock. The Company’s board of directors may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

The Company has elected by a provision in its charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on the Company’s board of directors. Through provisions in the Company’s charter and bylaws unrelated to Subtitle 8, the Company already (1) requires a two-thirds vote for the removal of any director from the board, which removal must be for cause, (2) vests in the board the exclusive power to fix the number of directorships, subject to limitations set forth in the Company’s charter and bylaws, and (3) requires, unless called by the chairman of the Company’s board of directors, the Company’s president, the Company’s chief executive officer or the Company’s board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. The Company has not elected to create a classified board. In the future, the Company’s board of directors may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendments to The Company’s Charter and Bylaws

The Company’s charter generally may be amended only if such amendment is declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except that the provisions of the Company’s charter relating to the removal of directors and the vote required to amend the removal provision may be amended only with the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. The Company’s board of directors has the exclusive power to adopt, alter or repeal any provision of the Company’s bylaws or to make new bylaws, except that the bylaws may also be altered, amended or repealed, and new bylaws adopted, by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company pursuant to a binding proposal submitted by a stockholder who satisfies the ownership and other eligibility requirements of Rule 14a-8 under the Exchange Act and delivers timely notice and satisfies the other relevant requirements of the Company’s bylaws.

Meetings of Stockholders

Under the Company’s bylaws, annual meetings of stockholders will be held each year at a date and time determined by the Company’s board of directors. Special meetings of stockholders may be called only by the Company’s board of directors, the chairman of the Company’s board of directors, the Company’s president or the Company’s chief executive officer. Additionally, subject to the provisions of the Company’s bylaws, special meetings of the stockholders to act on any matter must be called by the Company’s secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting on such matter who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, the Company’s bylaws.

Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to the Company’s board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to the Company’s notice of the meeting;

•	by or at the direction of the Company’s board of directors; or

•

by a stockholder present in person or by proxy at the annual meeting who was a stockholder of record both at the time the stockholder provides the notice required by the Company’s bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, the Company’s bylaws; and

•

with respect to special meetings of stockholders, only the business specified in the Company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to the Company’s board of directors may be made only:

•	by or at the direction of the Company’s board of directors; or

•

provided that the meeting has been called in accordance with the Company’s bylaws for the purpose of electing directors, by a stockholder present in person or by proxy at the special meeting who is a stockholder of record both at the time the stockholder provides the notice required by the Company’s bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, the Company’s bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford the Company’s board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by the Company’s board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting stockholder meetings. Although the Company’s bylaws do not give the Company’s board of directors the power to disapprove timely stockholder nominations and proposals, the Company’s bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to the Company’s board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and the Company’s Charter and Bylaws

The supermajority vote required to remove directors, the restrictions on ownership and transfer of the Company’s stock, the Company’s election to be subject to the provision of Subtitle 8 generally vesting in the Company’s board of directors the exclusive power to fill vacancies on the Company’s board of directors and the advance notice provisions of the Company’s bylaws could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s common stock or that the Company’s common stockholders otherwise believe to be in their best interests. Likewise, if the Company’s board of directors were to elect to be subject to the business combination provisions of the MGCL or the provision of Subtitle 8 providing for a classified board or if the provision in the Company’s bylaws opting out of the control share acquisition provisions of the MGCL was amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Company’s charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

The Company’s charter and bylaws obligate the Company, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the individual’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; and

•

any individual who, while a director or officer of the Company and at the Company’s request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The Company’s charter and bylaws also permit it, with the approval of the Company’s board of directors, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The partnership agreement of our operating partnership also provides that the Company, as general partner, and the Company’s directors, officers and employees, officers and employees as well as any of the Company’s designees are indemnified against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of our operating partnership, except (1) if the act or omission of such person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) for any transaction for which such person received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of the partnership agreement, or (3) in the case of a criminal proceeding, if the person had reasonable cause to believe the act or omission was unlawful. Our operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification (other than an action to enforce such person’s right to indemnification under the partnership agreement) without the Company’s approval or if the person is found to be liable to our operating partnership on any portion of any claim in the action. See “Description of the Partnership Agreement of Hudson Pacific Properties, L.P.—Exculpation and Indemnification.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its executive officers and directors whereby it has agreed to indemnify and advance the expenses of such executive officers and directors to the fullest extent permitted by Maryland law as described in “Material Provisions of Maryland Law and of The Company’s Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability” against all expenses and liabilities, subject to limited exceptions.

Restrictions on Ownership and Transfer of the Company’s Stock

The Company’s charter contains restrictions on the ownership and transfer of the Company’s stock that are intended to assist the Company in continuing to qualify as a REIT. Subject to certain exceptions, the Company’s charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Company’s common stock or series C preferred stock, or 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of the Company’s capital stock. For more information regarding these and other restrictions on the ownership and transfer of the Company’s stock imposed by the Company’s charter and the remedies for a violation of such restrictions, see “Restrictions on Ownership and Transfer.”

REIT Qualification

The Company’s charter provides that the Company’s board of directors may revoke or otherwise terminate the Company’s REIT election, without approval of the Company’s stockholders, if it determines that it is no longer in the Company’s best interest to continue to be qualified as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a real estate investment trust (“REIT”) and the purchase, ownership and disposition of our common stock. For purposes of this discussion, references to “we,” “our” and “us” mean only Hudson Pacific Properties, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our common stock, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our common stock, or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the purchase, ownership or disposition of our common stock, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2010, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

•

Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•

Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our common stock.

•

Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our outstanding capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of Our Operating Partnership and the Subsidiary Partnerships and Limited Liability Companies.”

We have control of our operating partnership and the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We indirectly own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution

Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Ownership of Interests in Subsidiary REITs. We own and may acquire direct or indirect interests in entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary. We currently lease space to subsidiaries of a taxable REIT subsidiary of ours at our media and entertainment properties and may, from time to time, enter into additional leases with one or more taxable REIT subsidiaries. To the extent any rent from such leases do not satisfy the 90% rental exception described above, our receipt of such rent will not qualify under the gross income tests;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary. From time to time, one or more of our taxable REIT subsidiaries may own personal property leased to tenants at certain of our properties; and

•

We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” From time to time, one or more taxable REIT subsidiaries may provide non-customary services to our tenants at certain of our properties. Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and, as the general partner of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where any portion of the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have investments in several entities located outside the United States and from time to time may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests. To the extent our taxable REIT subsidiaries pay dividends or interest, we generally will derive our allocable share of such dividend or interest income through our interest in our operating partnership. Such dividend or interest income will qualify under the 95%, but (subject to certain exceptions) not the 75%, gross income test. Notwithstanding the foregoing, our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries. Currently, certain subsidiaries of a taxable REIT subsidiary of ours provide services to certain of our tenants and pay rent to us and, from time to time, we may enter into additional leases with our taxable REIT subsidiaries that also provide services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 20% (25% for taxable years beginning before January 1, 2018 and taxable years beginning after December 31, 2025) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Our operating partnership owns interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting power limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning before January 1, 2018 and taxable years beginning after December 31, 2025) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”

Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our operating partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs.

To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as the general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

In addition, if a dividend paid by a REIT (including any of our Subsidiary REITs) is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions

From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

Moreover, we or one of our subsidiaries may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as applicable, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership and the Subsidiary Partnerships and Limited Liability Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe have been and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—General—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our operating partnership) for all purposes under the Code, including all REIT qualification tests.

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of the subsidiary partnerships and limited liability companies have been and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. The operating partnership agreement generally provides that allocations of net income will be made first to holders of series A preferred units and series C preferred units to the extent of the accrued preferred return on such units. To the extent we issue a new class of preferred stock, we expect to contribute the net proceeds from such issuance to the operating partnership in exchange for a new class of preferred units, which will be entitled to allocations of net income in accordance with their terms. Any remaining net income will be allocated to holders of common units, subject to certain special allocations with respect to LTIP units and performance units. Allocations to holders of common units will generally be made proportionately to all such holders in respect of such units. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—General—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules. Under current U.S. federal income tax law, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our common stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Common Stock

The following discussion is a summary of certain material U.S. federal income tax consequences to you of purchasing, owning and disposing of our common stock. This discussion is limited to holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	tax-qualified retirement plans; and

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Common Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our common stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our common stock generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives common stock pursuant to such distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock as described above, and has a holding period in such common stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year, and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our common stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our common stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock. If a U.S. holder sells or disposes of shares of our common stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax-Exempt Holders of Our Common Stock

Dividend income from us and gain arising upon a sale of shares of our common stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Common Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our common stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s common stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such common stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)

the investment in our common stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our common stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Common Stock. Gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our common stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership by non-United States persons generally will be determined by looking through certain pass-through entities and U.S. corporations, including non-public REITs and certain non-public foreign-controlled domestic C corporations, and treating a public qualified investment entity as a non-United States person unless such entity is a “domestically controlled qualified investment entity.” Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person or is a foreign-controlled person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our common stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)	our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)

such non-U.S. holder owned, actually and constructively, 10% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our common stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our common stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our common stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless our common stock is “regularly traded” and the non-U.S. holder did not own more than 10% of our common stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of such common stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our common stock or proceeds from the sale or other taxable disposition of such stock.

Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

(1)	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

(2)	the holder furnishes an incorrect taxpayer identification number;

(3)	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

(4)

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our common stock.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our common stock, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisors regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our common stock.

SELLING SECURITYHOLDERS

We are registering 134,529,147 shares of common stock, comprised of (i) 62,665,550 shares of common stock held by the selling securityholders and (ii) 71,863,597 shares of common stock issuable to the selling securityholders upon exercise of pre-funded warrants to purchase shares of common stock.

Information about certain selling securityholders is set forth herein, and information about additional selling securityholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and resell pursuant to this prospectus and any accompanying prospectus supplement any or all of the shares of our common stock registered hereby, including any shares of common stock that we may issue upon the exercise of the pre-funded warrants.

The following table sets forth information, as of July 10, 2025, with respect to the selling securityholders and the number of shares of our common stock beneficially owned by such selling securityholders, including shares of common stock that would become beneficially owned by each selling securityholder upon the exercise of the pre-funded warrants held by such selling securityholder. The information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the shares of our common stock registered hereby. Because the selling securityholders may offer all or some portion of such shares of our common stock, we cannot estimate the number of shares of our common stock that will be held by the selling securityholders upon termination of any of these sales.

We have not received any notice from any selling security holder indicating that any selling securityholders or any of their affiliates, officers, directors or principal equity holders has held any positions or office or has had any material relationship with us within the past three years, and we are not aware of any such position, office or material relationship.

To the extent any of the selling securityholders identified below are broker-dealers, they may be deemed to be, under interpretations of the staff of the SEC, “underwriters” within the meaning of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned.

Name	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering(2)	Number of Shares Registered for Sale Hereby	Number of Shares Beneficially Owned After the Offering(3)	Percentage of Shares Beneficially Owned After the Offering(2)(3)
Cohen & Steers Capital Management, Inc.(1)	135,351,452	30.0%	134,529,147	822,305	*
Total	135,351,452	30.0%	134,529,147	822,305	*

(*)	Represents less than 1%.
(1)

The selling securityholder is Cohen & Steers Capital Management, Inc. for and on behalf of its clients. The registered holders of the referenced shares to be registered are Amonis NV, AOG Real Estate Holding Limited, AON Global Real Estate Fund, AST Cohen & Steers Realty Portfolio, Advanced Series Trust, BAYVK—REITS 1—FONDS—SALOME, Bureau of Labor Funds, Ministry of Labor, California Department of Human Resources, Canada Life Diversified Real Assets Fund, CF REIT Portfolio, LLC, CI Financial Global Real Estate Investment Corporate Class, CI Investments Global Real Estate Investment Pool, Claremont Investment Fund, Cohen & Steers Global Realty Focus Fund, a series of the Cohen & Steers Series LP, Cohen & Steers Global Realty Fund, Cohen & Steers Global Realty Shares Fund, Cohen & Steers Institutional Realty Shares, Cohen & Steers Quality Income Realty Fund, Inc., Cohen & Steers Real Assets Fund, Inc., Cohen & Steers Real Assets Multi-Strategy Fund, Cohen & Steers Real Estate Active ETF, Cohen & Steers Real Estate Opportunities and Income Fund, Cohen & Steers Real Estate Securities

Fund, Cohen & Steers Realty Shares, Inc., Cohen & Steers REIT and Preferred and Income Fund, Inc., Cohen & Steers REIT Trading, LLC, Cohen & Steers REOF Trading, LLC, Cohen & Steers SICAV Diversified Real Assets Fund, Cohen & Steers SICAV Global Real Estate Securities Fund, Cohen & Steers Total Return Realty Fund, Inc., Cohen & Steers U.S. Realty Fund, ELB-FM 1-U10 REITS, Employee Provident Fund, Fairfax County Retirement Agency (COPS), Fairfax County Retirement Agency (FAX), Fairfax County Retirement Agency (FURS), Gwinnett County Defined Public Pension Plan, Hackensack Meridian Health Inc., Hackensack Meridian Health Master Retirement Trust, HI-REITs-COH-FONDS, Howard Hughes Medical Institute, Jackson Real Assets Fund, JNL Series Trust, Kaleida Health, Kieger Global Real Estate Fund, Kuwait Fund for Arab Economic Development, Lighthouse Investments LLC Series II, Los Angeles Fire & Police Pension System, Meiji Yasuda US Hybrid REIT Mother Fund, Minnesota Life Insurance Company, Mitsubishi UFJ Trust and Banking Corporation, Multimix Wholesale International Property Trust, NENTO-GUCHI NO.300000234, NENTO-GUCHI NO.300000247, New York State Teachers’ Retirement System, Nomura World REIT Mother Fund, Penn Series Real Estate Securities Fund, Pension Plans Master Trust for Alcoa USA Corp, Permanent Fund Investments, LLC, Pomona College, Public Employees’ Retirement System of Mississippi, Public Service Pension Fund, RAGS—Global REIT, Régime de retraite du personnel des CPE et des garderies privées conventionnées du Quebec, Renaissance Global Real Estate Fund, Roche U.S. Retirement Plans Master Trust, Roy J. Carver Charitable Trust, Russell Investments Qualifying Investor Real Estate Common Contractual Fund—The Global Real Estate Securities Fund, Russell Investments Qualifying Investor Real Estate Common Contractual Fund—The Global Real Estate Securities Fund II, SALT Global Listed Property Fund, Securian Funds Trust—SFT Real Estate Securities Fund, SRV—150—REITS, Teachers’ Retirement System of Louisiana, Texas County & District Retirement System, The Public Institution for Social Security, The Salvation Army, A Georgia Corporation, The Saudi Second Investment Company, The UPMC Basic Retirement Plan, UI—PAVO 260 REITS, UNIVERSAL-FONDS-ZVK 1 -REITS, University Health System of Eastern Carolina, University of Notre Dame du Lac, University of Notre Dame du Lac, University of Pittsburgh Medical Center, and WM Pool—Equities Trust No. 9. The address for notices to Cohen & Steers Capital Management, Inc. is 1166 Avenue of the Americas, New York, NY 10036. Jason Yablon, Head of Listed Real Estate and Executive Vice President of Cohen & Steers Capital Management, Inc. holds dispositive powers with respect to all of the referenced shares held by the registered holders listed in this footnote, with the exception of the shares held by registered holder Cohen & Steers REOF Trading, LLC, for which James S. Corl, Head of Private Real Estate Group and Executive Vice President for Cohen & Steers Capital Management, Inc. holds dispositive powers.
(2)	Based on a total of 379,150,864 shares of our common stock outstanding as of July 10, 2025 and 71,863,597 shares underlying the warrants.
(3)	Assumes the selling securityholder sells all of its shares of our common stock offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

Any of the selling securityholders may, from time to time, sell any or all of the shares of our common stock beneficially owned by them and offered hereby directly or through underwriters, broker-dealers or agents. If the common stock is sold through broker-dealers or agents, the selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time or sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions):

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

In connection with sales of the common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of the hedging positions they assume. The selling securityholders may also sell common stock short and deliver common stock to close out short positions or loan or pledge common stock to broker-dealers that in turn may sell such securities. Notwithstanding anything to the contrary, in no event will the methods of distribution take the form of an underwritten offering of the common stock without the prior agreement of the Company.

If applicable, the specific plan of distribution and terms, including any underwriters, dealers, agents or direct purchasers, the amount underwritten and their compensation will be identified in the applicable prospectus supplement.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling securityholders will be subject to the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling securityholders and their affiliates.

There can be no assurance that the selling securityholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus or any accompanying prospectus supplement forms a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares of our common stock covered by this prospectus. Latham & Watkins LLP, Los Angeles, California has issued an opinion regarding certain tax matters described under “Federal Income Tax Considerations.”

EXPERTS

The consolidated financial statements of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. appearing in Hudson Pacific Properties, Inc.’s and Hudson Pacific Properties, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Hudson Pacific Properties, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting of Hudson Pacific Properties, Inc., as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$56,434.17	(1)
Legal fees and expenses	$132,500	(1)
Accounting fees and expenses	$50,000	(1)
Miscellaneous	$25,000	(1)

Total	$263,934.17	(1)

(1)	Estimates. Actual amounts to be determined from time to time.

Item 15.	Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.

The Company’s charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written unsecured undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

The Company’s charter authorizes it, and the Company’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who:

•	is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; and

•

while a director or officer and at the Company’s request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The Company’s charter and bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The Company has entered into indemnification agreements with each of its executive officers and directors whereby it has agreed to indemnify and advance the expenses of such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that, upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order the Company to indemnify such executive officer or director.

In addition, the Company and its directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Hudson Pacific Properties, L.P., the partnership in which the Company serves as sole general partner. See “Description of the Partnership Agreement of Hudson Pacific Properties, L.P.—Exculpation and Indemnification.”

Item 16.	Exhibits

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of Hudson Pacific Properties, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-11/A filed with the Securities and Exchange Commission on May 12, 2010).

4.2	Articles of Amendment of Hudson Pacific Properties, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2025).

4.3	Articles Supplementary designating the Series C Preferred Stock of Hudson Pacific Properties, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2021).

Exhibit Number	Description

4.4	Second Amended and Restated Bylaws of Hudson Pacific Properties, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2015).

4.5	First Amendment to the Second Amended and Restated Bylaws of Hudson Pacific Properties, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2022).

4.6	Fifth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P. dated as of November 16, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2021).

4.7	First Amendment to Fifth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2025).

4.8	Form of Certificate of Common Stock of Hudson Pacific Properties, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-11/A filed with the Securities and Exchange Commission on June 14, 2010).

4.9	Form of Pre-Funded Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2025).

4.10	Registration Rights Agreement, dated June 13, 2025, by and among Hudson Pacific Properties, Inc. and the Holders listed on Schedule I thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2025).

5.1	Opinion of Venable LLP.

8.1	Opinion of Latham & Watkins LLP as to tax matters.

22.1	Subsidiary Guarantors and Issuers of Guaranteed Securities (incorporated by reference to Exhibit 22.1 to the Company’s Registration Statement on Form S-3ASR (Registration No. 333-278965)).

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on signature page to the registration statement).

107	Filing Fee Table.

Item 17.	Undertakings

(a)  Each of the undersigned registrants hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 15th day of July, 2025.

HUDSON PACIFIC PROPERTIES, INC.

By:	/s/ Victor J. Coleman
Victor J. Coleman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor J. Coleman and Mark T. Lammas, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Victor J. Coleman Victor J. Coleman	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 15, 2025

/s/ Harout K. Diramerian Harout K. Diramerian	Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2025

/s/ Theodore R. Antenucci Theodore R. Antenucci	Director	July 15, 2025

/s/ Barry Sholem Barry Sholem	Director	July 15, 2025

/s/ Michael Nash Michael Nash	Director	July 15, 2025

/s/ Jonathan M. Glaser Jonathan M. Glaser	Director	July 15, 2025

/s/ Rober L. Harris II Robert L. Harris II	Director	July 15, 2025

/s/ Mark D. Linehan Mark D. Linehan	Director	July 15, 2025

/s/ Andrea Wong Andrea Wong	Director	July 15, 2025